Exhibit 99.1

Pharmacopeia Announces First Quarter 2006 Financial Results

Quarter Highlights Include New Alliance with GlaxoSmithKline and In-Licensing of DARA Program from Bristol-Myers Squibb

May 11, 2006 - Princeton, NJ - Pharmacopeia (NASDAQ: PCOP) today announced results for the quarter ended March 31, 2006.

Pharmacopeia highlighted several key therapeutic development and corporate milestones achieved since the beginning of 2006:

•                  Pharmacopeia and GlaxoSmithKline (GSK) formed a new discovery and development alliance. GSK, through its recently established Center of Excellence for External Drug Discovery (CEEDD), and Pharmacopeia will work to deliver clinically validated therapeutic candidates to GSK’s global development organization.  Through the alliance Pharmacopeia’s goal is to discover and advance candidate molecules through preclinical phases to clinical proof of concept in broad therapeutic areas. GSK will have exclusive options to conduct Phase III clinical trials and to commercialize pharmaceutical products from the collaboration on a worldwide basis. Pharmacopeia will retain rights to programs for which GSK does not exercise its option.  Under the terms of the agreement, Pharmacopeia will receive up to $15 million in cash payments from GSK. In addition, each drug development program pursued under the alliance will be subject to success-based milestone payments totaling up to $83 million and a double digit royalty. In connection with the alliance, GSK also received warrants to purchase 176,367 shares of Pharmacopeia common stock at an exercise price of $5.67 per share, which is a 25% premium to the trailing 30-day closing price average at the commencement of the alliance.

•                  Pharmacopeia entered into an exclusive licensing agreement with Bristol-Myers Squibb Company (BMS) for worldwide development and commercialization rights to compounds discovered by BMS that possess dual angiotensin (AT1) and endothelin (ETA) receptor antagonist (DARA) activity. Pharmacopeia acquired exclusive rights to certain lead and backup DARA development candidates under the BMS patents claiming these compounds.  Pharmacopeia has initiated preclinical development studies. Pharmacopeia recorded a non-cash charge of $2 million as a result of this transaction in connection with its agreement to prepare compound libraries for BMS over a period of approximately three years.

•                  Pharmacopeia announced that one of the compounds resulting from its collaboration with Schering-Plough demonstrated activity in Phase I studies. The compound, a CXCR2 antagonist, is being evaluated as a potential treatment for chronic obstructive pulmonary disease (COPD), a progressive disease of the airways.  In a Phase I randomized, double-blind trial of 18 healthy volunteers, results showed that in the treated subjects, ozone-induced sputum neutrophilia was inhibited.  Neutrophils are believed to play a key role in COPD.

•                  Schering-Plough selected a compound, identified through its ongoing collaborations with Pharmacopeia, for further development.  This compound is being evaluated as a potential treatment for respiratory diseases. Under terms of the companies’ collaborations, this development triggered a $1.0 million milestone payment to Pharmacopeia.

•                  Schering-Plough selected a compound, identified through its ongoing collaborations with Pharmacopeia, for further development.  This compound is being evaluated as a potential treatment for metabolic diseases.

“The first quarter of 2006 was one of the most exciting and productive in Pharmacopeia’s history,” stated Les Browne, Ph.D., Pharmacopeia’s President and Chief Executive Officer. We are diligently building on our proven discovery capabilities to be a clinical development stage company with its own therapeutic candidate portfolio.  In the first few months of 2006, our efforts yielded excellent results.   We established a new discovery and development alliance with GlaxoSmithKline, and we made significant progress toward becoming clinical development stage by acquiring the DARA compounds from Bristol-Myers Squibb. We have been advancing our internal programs at the same time as our discovery partnerships have resulted in additional compounds entering development. Pharmacopeia is on a new trajectory powered by an experienced team intent on maintaining the momentum.  We look forward to the remainder of 2006 with great enthusiasm.”

As previously announced, Pharmacopeia’s long-standing research collaborations with Schering-Plough will reach maturity in August 2006. Currently, Pharmacopeia is planning for full-time employee (FTE) funding from the Schering-Plough collaborations ceasing at that time. Pharmacopeia will continue to be entitled to payments resulting from the successful achievement by Schering-Plough, if any, of preclinical and clinical milestones as well as royalty payments from sales, if any, of products resulting from compounds already delivered by Pharmacopeia and accepted by Schering-Plough under the collaborations.  Further, such discontinuation of research funding will have no impact on other areas of the collaborations, including the ongoing Phase I clinical evaluation of a candidate targeted at COPD and multiple preclinical development programs.  During the three-months ended March 2006, Pharmacopeia earned approximately $2.6 million, or 63% of its revenue, under the collaborations with Schering-Plough, of which $1.6 million was from FTE funding and $1.0 million was from milestone payments. In March 2006, Pharmacopeia entered into a collaboration agreement with GSK, and the Company is currently discussing potential partnerships with other companies to establish broad, multi-year alliances that, consistent with our business strategy, have the potential to provide Pharmacopeia with more significant rights than previous collaborations. There is no assurance that Pharmacopeia will be successful in further establishing such alliances. Failure to replace the revenue from the Schering-Plough collaborations would have a material adverse effect on Pharmacopeia’s results of operations. Revenue recognition of funding from any new alliances may be different from revenue recognition of funding from the Schering-Plough collaborations. Failure to replace the funding from the Schering-Plough collaborations would have a material adverse effect on Pharmacopeia’s business as it is currently conducted and its financial condition. If adequate funds from sources other than Schering–Plough do not become available, Pharmacopeia may be required to curtail operations significantly.

FIRST QUARTER, 2006 FINANCIAL RESULTS

At March 31, 2006, Pharmacopeia had cash, cash equivalents and marketable securities of $25.6 million. Included in accounts receivable at March 31, 2006, was $5 million due from GSK. This amount was received from GSK in April 2006. Pharmacopeia will be entitled to receive up to an additional $10 million from GSK upon the fulfillment of certain conditions related to the initial discovery activities to be conducted by the Company.

Pharmacopeia’s net revenue was $4.1 million for the quarter ended March 31, 2006, compared to $5.7 million for the quarter ended March 31, 2005. The decrease in the three-month period in 2006 was largely due to the reduction in funding from Pharmacopeia’s collaborations with Schering-Plough and the expiration of other collaborative arrangements.

In keeping with Pharmacopeia’s announced intention to increase its investment in proprietary research and development programs, it incurred proprietary research and development expense of $6.3 million in the quarter ended March 31, 2006, compared to $2.2 million in the same period in 2005, an increase of 181%. This increase was partially due to our licensing of the DARA compounds, for which we recorded a $2.0 million non-cash charge. Exclusive of this charge, proprietary research and development expense increased 92%. This increase was primarily related to resources expended on the JAK3 program for transplant rejection, the Adenosine A2A antagonists program for neurodegenerative diseases, the CCR1 antagonists program for rheumatoid arthritis and multiple sclerosis, and the recognition of share-based compensation costs associated with Pharmacopeia’s adoption of Statement of Financial Accounting Standard No. 123 (as revised) “Share-Based Payment” (SFAS 123R) on January 1, 2006.

Sales, general and administrative expense was $2.4 million for the quarter ended March 31, 2006, compared to $2.7 million for the same period in 2005, a decrease of 8%. The decrease for the quarter ended March 31, 2006 related to lower recruiting and consulting costs, offset by share-based compensation cost associated with Pharmacopeia’s adoption of SFAS 123R.

Pharmacopeia reported a net loss of $7.7 million, or ($0.51) per share, for the quarter ended March 31, 2006. In the quarter ended March 31, 2005, Pharmacopeia recorded a net loss of $4.6 million, or ($0.38) per share.

2006 MILESTONES

Previously, Pharmacopeia provided the following milestone goals for 2006:

•                  Ending the year with $30 million to $35 million in cash, cash equivalents, and marketable securities;

•                  Advancing two internal product candidates into preclinical development; and

•                  Entering into a strategic partnership with significant retained rights.

The Company’s recently announced alliance with GSK achieves the stated strategic partnership goal and assists in the achievement of the year end cash position goal. The Company’s recently announced licensing of the DARA program from BMS places one internal product candidate into preclinical development and assists in the achievement of the preclinical development goal. The Company reiterates its remaining two 2006 milestones and believes it is on target to achieve both during the year.

Pharmacopeia’s most advanced internal programs are:  dual angiotensin (AT1) and endothelin (ETA) receptor antagonists (DARA) (for cardiovascular disease); JAK3 inhibitors (immunomodulators for multiple potential indications, including transplant rejection, psoriasis and rheumatoid arthritis); CCR1 antagonists (with potential in inflammatory diseases such as rheumatoid arthritis and multiple sclerosis); adenosine A2A antagonists (with potential in neurodegenerative diseases, including Parkinson’s and Alzheimer’s); and inhibitors (with potential to block angiogenesis in cancer and inflammation).

Pharmacopeia currently has twelve partnered compounds in development with major pharmaceutical or biotechnology companies.  Eight of these compounds are in preclinical development.  Four compounds (representing three partnered, therapeutic programs) are currently in Phase I clinical trials for rheumatoid arthritis, an allergy/asthma indication and chronic obstructive pulmonary disease (COPD).  Pharmacopeia will receive milestone payments for those programs that successfully advance through clinical development and royalties on the sales of any compounds that are commercialized.

Further details regarding Pharmacopeia’s first quarter results will be presented in a conference call on May 11, 2006 at 5:00 p.m. Eastern. Dr. Les Browne, President and Chief Executive Officer, and Mr. Brian Posner, Executive Vice President and Chief Financial Officer, will host the call. Forward-looking and material information may be discussed on this conference call.

Date: May 11, 2006
Time: 5:00 p.m. EDT
Domestic Callers: 800-361-0912
International Callers: 913-981-5559
Confirmation Code: 8468112
Name of Conference: Pharmacopeia’s First Quarter 2006 Financial Results
Webcast information can be accessed by visiting www.pharmacopeia.com

A replay of the conference call, can be accessed by dialing toll-free 888-203-1112 in the U.S. or 719-457-0820 outside the U.S. The access code for the replay is 8468112. A replay of the webcast will also be accessible on Pharmacopeia’s website on the “Investors” page at http://www.pharmacopeia.com. The replays will be available for two weeks.

ABOUT PHARMACOPEIA

Pharmacopeia is committed to creating and delivering novel therapeutics to address significant medical needs using proprietary technologies and processes. The Company is advancing multiple internal programs towards validation in clinical trials.  Pharmacopeia’s later stage portfolio currently comprises multiple partnered programs that have been advanced into clinical trials with further programs in preclinical development. The Company also has several internal programs – one in preclinical development and several in advanced optimization – as well as multiple partnered programs in discovery that are expected to drive the Company’s clinical portfolio in the future.

Contact:

Brian Posner

Executive Vice President and Chief Financial Officer

(609) 452-3643

irreq@pcop.com

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This press release, and oral statements made with respect to information contained in this press release, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those which express plan, anticipation, intent, contingency or future development and/or otherwise are not statements of historical fact. These statements are based upon management’s current expectations and are subject to risks and uncertainties, known and unknown, which could cause actual results and developments to differ materially from those expressed or implied in such statements. These forward-looking statements include, but are not limited to, statements about the successful implementation of Pharmacopeia’s 2006 goals, Pharmacopeia’s plans to develop its DARA program, Pharmacopeia’s ability to build its pipeline of novel drug candidates, through in-licensing, its own internally-funded drug discovery programs and third party collaborations, Pharmacopeia’s ability to successfully perform under its new collaboration with GlaxoSmithKline, the planned cessation of full-time employee funding from Pharmacopeia’s existing collaborations with Schering-Plough, the continuation and funding level of such continuation of Pharmacopeia’s existing drug discovery collaboration with N.V. Organon, Pharmacopeia’s intentions regarding the establishment of new drug discovery collaborations with leading pharmaceutical and biotechnology organizations,  Pharmacopeia’s expectations concerning the development priorities of its collaborators and their ability to successfully develop compounds, Pharmacopeia’s ability to raise additional capital, Pharmacopeia’s anticipated operating results, financial condition, liquidity and capital resources,  Pharmacopeia’s expectations concerning the legal protections afforded by U.S. and international patent law, additional competition, changes in economic conditions, and other risks described in documents Pharmacopeia has filed with the Securities and Exchange Commission, including its Report on Form 10-K filed on March 20, 2006 and subsequent filings under the Securities and Exchange Act of 1934.  All forward-looking statements in this press release and oral statements made with respect to information contained in this press release are qualified entirely by the cautionary statements included in this press release and such filings. These risks and uncertainties could cause actual results to differ materially from results expressed or implied by such forward-looking statements. These forward-looking statements speak only as of the date of this press release. Pharmacopeia disclaims any undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Tables to Follow

PHARMACOPEIA DRUG DISCOVERY, INC.

SELECTED FINANCIAL DATA

(Dollars in thousands, except share data)

Statements of Operations

	For the Three Months Ended March 31,
	2006	2005
	(unaudited)

Net revenue	$4,116	$5,691

Collaborative research and development expense	3,333	5,626
Proprietary research and development expense	6,292	2,241
Sales, general and administrative expense	2,447	2,663
Interest and other income, net	(281)	(209)
	11,791	10,321
Loss before income taxes	(7,675)	(4,630)
Provision for income taxes	8	10
Net loss	$(7,683)	$(4,640)

Net loss per share:
- Basic and diluted	$(0.51)	$(0.38)

Weighted average number of common stock outstanding:
- Basic and diluted	15,102,449	12,353,553

PHARMACOPEIA DRUG DISCOVERY, INC.

SELECTED FINANCIAL DATA

(Dollars in thousands)

Balance Sheets

	March 31,	December 31,
	2006	2005
	(unaudited)

Cash, cash equivalents and marketable securities	$25,556	$30,366
Accounts receivable, net	6,627	2,256
Other assets, net	13,256	13,397
Total assets	$45,439	$46,019

Current liabilities	$8,906	$8,862
Long-term liabilities and reserves	7,139	1,904
Total stockholders’ equity	$29,394	35,253
Total liabilities and stockholders’ equity	$45,439	$46,019